UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): December 29, 2010

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On December 29, 2010, the Company engaged Albert Wong & Co. LLP, an independent U.S. CPA firm which associated with the Company's existing independent accountants, Albert Wong & Co., as its new independent accountants, commencing with the audit for the fiscal year ended December 31, 2010. The decision to change independent accountants was approved by the Board of Directors of the Company.

Albert Wong & Co. reported on the Company's financial statements for the years ended December 31, 2008 and 2009. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles but was modified as to a going concern.

At no time during the reports for the two most recent fiscal years, and through the interim period from the date of the last audited financial statements to November 19, 2010, were there any disagreements with Albert Wong & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Albert Wong & Co., would have caused them to make reference thereto in their report on the financial statements for such years.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit	Description
Exhibit 10.1	Letter of former accountants, Albert Wong & Co., CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2010	CHINA MEDIA GROUP CORPORATION
By: /s/ Con Unerkov
Name: Con Unerkov
Title: Director